UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2014
Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 FIFTH STREET
AMES, IOWA 50010
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (515) 232-6251

NOT APPLICABLE
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Charles D. Jons, MD will retire as a Director of Ames National Corporation (the “Company”) effective as of the end of his current term of service, which will conclude at the Company’s annual meeting of shareholders held on April 30, 2014.  Dr. Jons is no longer eligible to stand for reelection due to corporate governance policy related to age limitation.  Dr. Jons served as a director of the Company since 1996.

Item 8.01	Other Events

On February 11, 2014, the Company announced the declaration of a cash dividend.  A copy of the press release dated February 11, 2014 is attached as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits

(d)            The following exhibit is furnished as part of this Report.

Exhibit No.	Description

99.1	News Release dated February 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: February 12, 2014	By: /s/ Thomas H. Pohlman
Thomas H. Pohlman, President
(Principal Executive Officer)